Axos Financial, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated August 26, 2020, relating to the consolidated financial statements of Axos Financial, Inc. and the effectiveness of Axos Financial, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO

San Diego, California

March 2, 2021